UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 12, 2007

(Date of earliest event reported: September 21, 2007)

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Market Place Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 468-3500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On September 26, 2007, the Company filed a Current Report on Form 8-K (the “Report”) in connection with its acquisition of certain oil and gas properties in Oklahoma pursuant to a definitive purchase agreement (the “Purchase Agreement”) with Newfield Exploration Mid-Continent Inc. (“Newfield”) for an aggregate purchase price of approximately $128 million, subject to purchase price adjustments (the “Newfield Acquisition”). The description of the Newfield Acquisition and terms of the Purchase Agreement contained in the Company’s 8-K filed on August 3, 2007 are incorporated herein by reference. A copy of the Purchase Agreement was filed as Exhibit 2.1 on Form 8-K on September 26, 2007 and is incorporated herein by reference. The Current Report on Form 8-K filed on September 26, 2007 is being amended by this Amendment No. 1 to include the required historical financial statements and other financial information with respect to the Newfield Acquisition as required by Item 9.01 (a) and the pro forma financial information required by Item 9.01 (b).

This Report replaces Item 9.01 of that filing:

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of businesses acquired.

The following information is included as an exhibit to this report as noted in (d) below:

1. The audited statements of revenues and direct operating expenses of certain oil and gas properties acquired from Newfield Exploration Mid-Continent Inc. for the years ended December 31, 2006 and December 31, 2005, the six month periods ended June 30, 2007 and December 31, 2004, and the unaudited six month period ended June 30, 2006.

(b) Pro Forma Financial Information.

The following unaudited pro forma condensed combined financial statements reflect the combination of the historical consolidated balance sheets and income statements of Constellation Energy Partners LLC, the oil and gas properties acquired from Newfield, and certain other acquisitions, adjusted for certain effects of the acquisitions and their related funding:

1. Unaudited Pro Forma Condensed Combined Balance Sheet

2. Unaudited Pro Forma Condensed Combined Statement of Operations

3. Notes to Unaudited Pro Forma Condensed Combined Financial Statements

4. Unaudited Pro Forma Combined Supplemental Oil and Gas Disclosures

(c) Not Applicable.

(d) Exhibits.

Exhibit Number	Description
99.1	The audited statements of revenues and direct operating expenses of certain oil and gas properties acquired from Newfield Exploration Mid-Continent Inc. for the years ended December 31, 2006 and December 31, 2005, the six month periods ended June 30, 2007 and December 31, 2004, and the unaudited six month period ended June 30, 2006.

99.2	The unaudited pro forma condensed balance sheet of Constellation Energy Partners LLC as of June 30, 2007, which gives effect to the Newfield Acquisition and certain other acquisitions as if they had occurred on June 30, 2007 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 and for the six months ended June 30, 2007, which give effect to the Newfield Acquisition and certain other acquisitions as if they occurred on January 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: October 12, 2007	By:	/s/ Angela A. Minas
Angela A. Minas
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	The audited statements of revenues and direct operating expenses of certain oil and gas properties acquired from Newfield Exploration Mid-Continent Inc. for the years ended December 31, 2006 and December 31, 2005, the six month periods ended June 30, 2007 and December 31, 2004, and the unaudited six month period ended June 30, 2006.

99.2	The unaudited pro forma condensed balance sheet of Constellation Energy Partners LLC as of June 30, 2007, which gives effect to the Newfield Acquisition and certain other acquisitions as if they had occurred on June 30, 2007 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 and for the six months ended June 30, 2007, which give effect to the Newfield Acquisition and certain other acquisitions as if they occurred on January 1, 2006.